Exhibit 10.1

FORM OF

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is made and entered into as of August 2, 2004, by and among Cybex International, Inc. a New York corporation (the “Company”), and the undersigned prospective investor (the “Investor”) who is subscribing for shares (the “Shares”) of common stock of the Company, par value $0.10 per share (the “Common Stock”).

1.

PURCHASE AND SALE OF SHARES; CLOSING

a. Purchase and Sale of the Shares.

i. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company the number of Shares indicated on the signature page hereto (the “Subscription Amount”) at a purchase price of $3.30 per Share (the “Share Price”) for an aggregate purchase price indicated on the signature page hereto (the “Aggregate Purchase Price”). The Company reserves the right in its sole discretion to accept or reject the Subscription (as defined below) in whole or in part or to allot to the Investor less than the Subscription Amount. The actual Subscription Amount, if any, accepted by the Company is referred to in this Agreement as the “Actual Subscription Amount”. In the event the Actual Subscription Amount differs from the Subscription Amount, the term Aggregate Purchase Price as utilized herein shall refer to the sum derived by multiplying the Share Price by the Actual Subscription Amount. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor the number of Shares equal to the Actual Subscription Amount.

ii. Within two (2) business day of the date of this Agreement, the Investor shall deliver the Aggregate Purchase Price by wire transfer to The American Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), in accordance with the wire transfer instructions attached hereto as Exhibit A.

b. Aggregate Number of Shares Offered. The Company has entered and intends to enter into this same form of Securities Purchase Agreement with certain other investors (the “Other Investors”) and desires to offer and sell (the “Offering”) up to 2,430,000 Shares (the “Offering Amount”).

c. Escrow Account. All payments for Shares made by the Investor as contemplated by Section 1.1 above will be held by the Escrow Agent for the Investor’s benefit in a non-interest bearing escrow account. The payment will be returned promptly, without interest or deduction, if the Investor’s Subscription is rejected or the Offering is terminated by the Company for any reason.

d. Binding Effect of this Agreement. The Investor acknowledges and agrees that this Agreement shall be binding upon the Investor upon the submission to the Company or Oppenheimer & Co. Inc. (the “Placement Agent”) of the Investor’s signed counterpart signature page to this Agreement (the “Subscription”); provided that, in the event the Closing Date (as defined below) shall not have occurred on or prior to August 6, 2004 (the “Termination Date”), this Agreement shall be terminated and be of no force and effect. The Company may terminate the Offering at any time prior to the Closing Date. The execution of this Agreement by the Investor or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company or the Placement Agent to accept any Subscription, in part or in full, or complete the Offering. The Investor hereby acknowledges and agrees that the Subscription hereunder is irrevocable by the Investor, and that, except as required by law, the Investor is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Investor hereunder and that if the Investor is an individual this Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Investor also agrees that each of the Company and the Placement Agent may reduce such Investor’s Subscription with respect to the number of Shares to be purchased without any prior notice or further consent of the Investor. If such a reduction occurs, the part of the Subscription Amount attributable to the reduction shall be promptly returned, without interest, offset or deduction.

e. Delivery of Shares at Closing.

i. The completion of the purchase and sale of the Shares (the “Closing”) shall occur, subject to the satisfaction or waiver of the conditions set forth in Section 1.6 and Section 1.7 (other than those intended to be satisfied at Closing), at the offices of Archer & Greiner, a Professional Corporation, One Centennial Square, Haddonfield, New Jersey 08033. The date upon which the Closing actually occurs is herein referred to as the “Closing Date”.

ii. At the Closing, the Company shall (i) authorize its transfer agent to issue and the transfer agent shall issue to the Investor one or more stock certificates registered in the name of the Investor, or in such name of nominee(s) designated by the Investor in writing, representing that number of Shares.

f. Conditions to the Company’s Obligation to Complete Purchase and Sale. Upon acceptance of the Subscription, the Company’s obligation to issue and sell the Shares to the Investor at Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

i. Payment of Aggregate Purchase Price. The Investor shall have delivered to the Escrow Agent the Aggregate Purchase Price in accordance with Section 1.1; and

ii. Representations and Warranties; Covenants. The representations and warranties of the Investor set forth in Article III hereof shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and the Investor shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or prior to the Closing Date.

g. Conditions to the Investor’s Obligation to Complete Purchase and Sale. The obligation of the Investor hereunder to purchase the Shares from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

i. Opinion of Counsel. Receipt by the Placement Agent on behalf of the Investors of an opinion letter of Archer & Greiner, counsel to the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B;

ii. Representations and Warranties; Covenants. The representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date)), and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date;

iii. Officer’s Certificate. The Company shall have delivered to the Placement Agent on behalf of the Investors a certificate, dated the Closing Date, duly executed on behalf of the Company by its Chief Executive Officer to the effect set forth in clause (b) above;

iv. Secretary’s Certificate. The Company shall have delivered to the Investor a certificate, dated the Closing Date, duly executed by its Secretary or Assistant Secretary or other appropriate officer, certifying that the attached copies of the Company’s Certificate of Incorporation, by-laws and the resolutions of the Board of Directors or Executive Committee of the Board of Directors approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect; and

v. No Litigation. On the Closing Date, no legal action, suit or proceeding shall be pending or overtly threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

vi. Conversion of Preferred Stock. Prior to or at the Closing Date, all holders of the Company’s Series B Convertible Cumulative Preferred Stock par value $1.00 per share (the “Series B Preferred Stock”) will convert such Series B Preferred Stock into shares of Common Stock, and thereby, the Company will have no shares of preferred stock issued and outstanding at the closing of the Offering.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions attached hereto as Schedule A, the Company hereby represents and warrants to the Investor as follows:

a. Subsidiaries; Organization. The Company has no subsidiaries (as defined by Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) except as set forth in

Exhibit 21 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and except for its newly formed subsidiary in Hong Kong (the “Subsidiaries”). The Company and each of its Subsidiaries is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

b. Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other party hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c. Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company under this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the Certificate of Incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold pursuant to this Agreements, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

d. Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 1998 (the “SEC Documents”). The SEC Documents complied as to form in all material respects with the Securities and Exchange Commission’s (the “SEC”) requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document.

e. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 20,500,000 shares of capital stock, of which 20,000,000 shares are designated Common Stock and 500,000 shares are designated Preferred Stock. As of July 19, 2004, there were approximately 8,868,107 shares of Common Stock issued and outstanding and 32,886 shares of Series B Preferred Stock issued and outstanding. As of July 19, 2004 an aggregate of 1,198,628 shares of Common Stock were reserved for issuance under the Company’s 1995 Omnibus Incentive Plan and its 2002 Stock Retainer Plan for Non-employee Directors, including the outstanding options listed in the next sentence. As of July 19, 2004, 826,500 shares are issuable upon exercise of outstanding stock options issued by the Company to employees, consultants and directors of the Company. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with federal and U.S. state securities laws. Other than as disclosed in the SEC Documents, and except as set forth above or in Section 2.5 of Schedule A hereto, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal, agreements, commitments or similar rights for the purchase or acquisition from the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries. The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale of the Shares. Except as set forth in the SEC Documents, or in Section 2.5 of Schedule A hereto, no holder of any of the securities of the Company has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 5.1 hereof).

f. Legal Proceedings. Except as disclosed in the SEC Documents, or Section 2.6 of Schedule A hereto, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or any of its Subsidiaries, overtly threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.

g. No Violations. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, by-laws, or other organizational document, or is in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole, or is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

h. Governmental Permits, Etc. The Company and its Subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective business as currently conducted, except where such failure to possess could not reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

i. Intellectual Property. The Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how that are necessary for the conduct of their respective businesses as now conducted except where the failure to own or possess would not have a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole (the “Company Intellectual Property”). Except as set forth in the SEC Documents, or in Section 2.9 of Schedule A hereto, (i) neither the Company nor any of its Subsidiaries has received any written notice of, or has any knowledge of, any infringement by the Company or its Subsidiaries of intellectual property rights of any third party that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole and (ii) neither the Company nor any of its Subsidiaries has received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as whole.

j. Financial Statements. The consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included in the SEC Documents present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified. Except as set forth in such financial statements, such financial statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

k. No Material Adverse Change. Except as publicly disclosed in the SEC Documents, press releases or in other “public disclosures” as such term is defined in Section

101(e) of Regulation FD of the Exchange Act, since July 27, 2004 there has not been (i) any material adverse change in the business, assets, financial condition or results of operation of the Company or any of its Subsidiaries, (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, except for the payment of accrued dividends as required upon conversion of the Company’s Series B Preferred Stock, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has had a material adverse effect on the business, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

l. AMEX Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on American Stock Exchange (the “AMEX”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the AMEX, nor to the Company’s knowledge is the AMEX currently contemplating terminating such listing. The Company and the Common Stock meet and the Company will use best efforts to ensure that the Company and the Common Stock continue to meet the criteria for continued listing and trading on the AMEX.

m. S-3 Compliance. The Company meets and will use best efforts to continue to meet the requirements for the use of a Registration Statement on Form S-3 for the registration of the resale of the Shares by the Investors.

n. No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

o. Insurance. The Company and each of its Subsidiaries maintains and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of their respective businesses and the value of their respective properties.

p. Tax Matters. The Company and each of its Subsidiaries has timely filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have) a material adverse effect on the business, assets, financial condition or results of operation of the Company or any of its Subsidiaries taken as a whole.

q. Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

r. No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investors in Article III hereof, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Company to the Investors as contemplated by this Agreement.

s. Lock-Up Agreements. All executive officers and directors of the Company, as well as UM Holdings Ltd., have entered into lock up agreements with the Placement Agent in which, without prior approval of the Placement Agent and the Investor, they will agree to not sell shares of Common Stock held by them (including shares which may be issued to them pursuant to the exercise of outstanding options or warrants or conversion of Series B Preferred Stock) during the period ending 60 days after the effective date of the Registration Statement.

t. Conversion of Series B Preferred Stock. The conversion of the Series B Preferred Stock and issuance of Common Stock pursuant to such conversion will be conducted in accordance with (i) the Company’s Certificate of Incorporation, by-laws, and any other applicable organizational document of the Company, and (ii) all applicable laws, rules and regulations (including Federal and state securities laws and regulations and the rules and regulations of the AMEX).

u. Disclosure. None of the representations and warranties of the Company appearing in this Agreement or any information appearing in the Confidential Private Placement Memorandum, dated July 19, 2004, delivered to the Investors in connection with the Offering, when considered together as a whole, contains, or on the Closing Date will contain, any untrue statement of a material fact or omits, or on the Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

v. Non-Public Information. The Company confirms that neither it nor any person acting on its behalf has provided Investor with any information that the Company believes constitutes material non-public information, except with respect to the existence, terms and conditions of this offering or as otherwise is disclosed in the Current Report on Form 8-K to be filed by the Company in conjunction with the press release referred to in Section 4.4 hereto.

3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor represents, warrants and covenants to the Company as follows:

a. Securities Law Representations and Warranties.

i. The Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, can bear the economic risk of a total loss of its investment in the Shares and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares;

ii. The Investor is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof;

iii. The Investor was not organized for the specific purpose of acquiring the Shares;

iv. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

v. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares;

vi. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares; and

vii. The Investor acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. If the Investor is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

b. Legends.

i. Investor understands that, until the end of the applicable holding period under Rule 144(k) of the Securities Act (or any successor provision) with respect to the Shares, any certificate representing the Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

The legend set forth above shall be removed and the Company’s transfer agent shall issue the Common Stock without such legend to the holder of the Common Stock upon which it is stamped, as applicable (i) if the Common Stock have been resold or transferred pursuant to the Registration Statement contemplated by Section 5 and the Registration Statement was effective at the time of such transfer, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Common Stock may be made without registration under the Securities Act, or (iii) upon expiration of the applicable two-year holding period under Rule 144(k) of the Securities Act (or any successor rule); provided that the Investor is not and has not been within three months prior to such date, an “affiliate” of the Company (as such term is defined in Rule 144 of the Securities Act). The Company shall not require such opinion of counsel for the sale of the Shares in accordance with Rule 144 of the Securities Act, provided that the Seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

ii. The Investor understands that, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), (i) each reference in Sections 3.2(a) and (b) of this Agreement to “two years” or the “two-year period” shall be deemed for all purposes of this Agreement to be references to such changed period, and (ii) all corresponding references in the Shares shall be deemed for all purposes to be references to the changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.

c. Authorization; Enforcement; Validity. The Investor has full right, power, authority and capacity (corporate, statutory or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

d. Certain Trading Limitations. The Investor (i) represents that on and from the date the Investor first became aware of the Offering until the date hereof he, she or it has not and (ii) covenants that for the period commencing on the date hereof and ending on the public announcement of the Offering he, she or it will not, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a “Disposition”) the Common Stock of the Company by the Investor or any other person or entity in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

e. No Sale of Securities. The Investor hereby covenants with the Company not to make any sale of the Shares without (i) complying with the provisions of this Agreement, including Section 5.3 hereof or (ii) without satisfying the requirements of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, causing the prospectus delivery requirement under the Securities Act to be satisfied, if applicable. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that, subject to the limitations of Section 5.3, it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus.

f. Registration Questionnaire. The Investor has completed or caused to be completed the Registration Questionnaire attached hereto as Exhibit C and on the signature page for use in preparation of the Registration Statement and the answers to the Questionnaire and on such signature page are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Investor shall be entitled to update such information by providing written notice thereof to the Company prior to the effective date of the Registration Statement.

g. Investor Suitability Questionnaire. The information contained in the Investor Suitability Questionnaire in the form attached as Exhibit D delivered by the Investor in connection with this Agreement is complete and accurate in all respects.

h. No Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

i. No General Solicitation. The Investor represents that (i) the Investor was contacted regarding the sale of the Shares by the Placement Agent (or an authorized agent or representative thereof) with whom the Investor had a prior substantial pre-existing relationship and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Investor did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (B) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

j. NASD Compliance. The Investor acknowledges that if it is a Registered Representative (as defined by the NASD) of a National Association of Securities Dealers (“NASD”) member firm, the Investor must give such firm notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

k. Placement Agent Fees. The Investor acknowledges that (i) the Company has engaged, consented to and authorized the Placement Agent in connection with the transactions contemplated by this Agreement, (ii) the Company shall pay the Placement Agent a commission and reimburse the Placement Agent’s expenses and the Company shall indemnify and hold harmless the Investor from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting on behalf of the Company hereunder and (iii) registered representatives of the Placement Agent and/or its designees (including, without limitation, registered representatives of the Placement Agent and/or its designees who may participate in the Offering and sale of the securities sold in the Offering) may be paid a portion of the commissions paid to the Placement Agent.

4.

COVENANTS

a. Listing of Shares. The Company shall use best efforts to comply with all requirements of the AMEX with respect to the issuance and listing of the Shares and continued listing of its Common Stock (including the Shares), respectively.

b. Form D. The Company agrees to file one or more Forms D with respect to the Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D.

c. Certain Future Financings and Related Actions. Without the prior consent of the Placement Agent and the Investor, for a period of 60 days after the effectiveness of the Registration Statement, the Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock; provided, however, that the Company may issue equity securities related to the exercise of options and/or warrants outstanding as of the date of this Agreement, or is required pursuant to the Company’s Stock Retainer Plan for Non-employee Directors.

d. Public Disclosure. The Company shall (i) within one Business Day of the date hereof issue a press release disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and within the time required by the SEC.

5.

REGISTRATION OF SHARES; COMPLIANCE WITH THE SECURITIES ACT

a. Registration Procedures and Expenses. The Company shall:

i. Subject to receipt of necessary information from the Investors, including the Registration Statement Questionnaire, use best efforts to prepare and file with the SEC, within 30 days after the Closing Date, a registration statement (the “Registration Statement”) on Form S-3 to enable the resale of the Shares by the Investors on a delayed or continuous basis under Rule 415 of the Securities Act.

ii. use best efforts, subject to receipt of necessary information from the Investors, including the Registration Statement Questionnaire, to cause the Registration Statement to become effective within 90 days of the Closing Date;

iii. use best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 5.4 below) used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the “Registration Period”) not exceeding, with respect to the Shares, the earlier of (i) the date on which all Shares then held by the Investor may be sold or transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 of the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder, or (ii) such time as all Shares held by the Investor have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

iv. promptly furnish to the Investor with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and Prospectus, including any supplements to or amendments of the Prospectus or Registration Statement, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor;

v. promptly take such action as may be necessary to qualify, or obtain, an exemption for the Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Shares in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

vi. bear all expenses in connection with the procedures in paragraphs (a) through (e) and (g) of this Section 5.1 and the registration of the Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the AMEX); (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) expenses of printing (including printing certificates for the Shares and Prospectuses); (iv) all application and filing fees in connection with listing the Shares on the AMEX; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that the Investor shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Investor’s Shares. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); and

vii. advise the Investors, within two business days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Shares under state securities or “blue sky” laws; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

b. Delay in Effectiveness of Registration Statement. The Company further agrees that, (i) in the event the Registration Statement has not been filed with the SEC within 30 days after the Closing Date, the Company shall pay to the Investor liquidated damages in the amount of 1.0% of the Aggregate Purchase Price of the Shares purchased by the Investor pursuant to this Agreement, and an additional 1.0% of the Aggregate Purchase Price of the Shares purchased by the Investor for each 30 day period that the Registration Statement has not been filed with the SEC; and (ii) unless the failure to become effective is primarily due to the fault of the Investor or one or more of the Other Investors, the Company shall pay to the Investor liquidated damages in the amount of 1.0% of the Aggregate Purchase Price of the Shares purchased by the Investor pursuant to this Agreement in the event the Registration Statement has not been declared effective by the SEC within 90 days after the Closing Date and an additional liquidated damages payment of 1.0% of the Aggregate Purchase Price of the Shares purchased by the Investor pursuant to this Agreement for each 30-day period thereafter until the Registration Statement has been declared effective; although in no event shall the aggregate penalty in any 30-day period exceed 1% of the Aggregate Purchase Price of the Shares purchased by the Investor. The Company shall deliver the cash payments described in clauses (i) and (ii) to the Investor by the fifth business day after the occurrence of the event described in (i) or (ii), as applicable. Notwithstanding anything to the contrary in Section 5.2 or any other provision of this Agreement, payment of cash as provided in this Section 5.2 shall be the Investor’s sole and exclusive remedy in the event of the occurrence of an event described in (i) or (ii).

c. Transfer of Shares; Suspension.

i. The Investor agrees that it will not effect any Disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 5.1 or in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

ii. Except in the event that paragraph (c) below applies, the Company shall use best efforts to, at all times during the Registration Period, promptly (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 5.3(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in Section 5.3(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 5.3(b)(iii) hereof when the amendment has become effective).

iii. Subject to paragraph (d) below, in the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a notice in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used. In the event of any Suspension, the Company will use its commercially reasonable efforts, consistent with the best interests of the Company and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor.

iv. Notwithstanding the foregoing paragraphs of this Section 5.3, the Investor shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve-month period.

v. In the event of a sale of Shares by the Investor under the Registration Statement, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit E, so that the Shares may be properly transferred.

d. Indemnification. For the purpose of this Section 5.4, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.1 and the term “Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

i. Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Investor or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement, and will reimburse the Investor and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Investor or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Investor to comply with the covenants and agreements contained in Sections 3.5 or 5.3 of this Agreement respecting resale of Shares, or (iii) the inaccuracy of any representations made by the Investor in this Agreement or (iv) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor before the pertinent sale or sales by the Investor.

ii. Indemnification by the Investor. The Investor will indemnify, defend and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who sign the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Investor to comply with the covenants and agreements contained in Sections 3.5 or 5.3 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by the Investor in this Agreement or (iii) any untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any

amendment or supplement to the Registration Statement or Prospectus, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein; provided, however, that the Investor shall not be liable for any such untrue statement or omission of which the Investor has delivered to the Company in writing a correction at least five business days before the occurrence of the transaction from which such loss was incurred, and the Investor will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action for which such person is entitled to be indemnified in accordance with this Section 5.4(b).

iii. Indemnification Procedure.

(1) Promptly after receipt by an indemnified party under this Section 5.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.4, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the obligations to indemnify contained in this Section 5.4 to the extent it is not prejudiced as a result of such failure.

(2) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 5.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(a) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party (such approval not to be unreasonably withheld) representing all of the indemnified parties who are parties to such action), or

(b) the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 5.4, the Investor shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Investor from the sale of the Shares, unless such obligation has resulted from the gross negligence or willful misconduct of the Investor.

iv. Contribution. If a claim for indemnification under this Section 5.4 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 5.4, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds from the sale of Shares by the Investor exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

e. Termination of Conditions and Obligations. The restrictions imposed by Article 3 or Article 5 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the termination of the Registration Period with respect to such Shares.

f. Rule 144. During the Registration Period, the Company shall use best efforts to:

i. comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company; and

ii. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).

6.

a. Notices. Except as specifically permitted by Section 5.1(g), all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

if to the Company, to:

Mr. Arthur W. Hicks, Jr.

Chief Financial Officer

Cybex International, Inc.

10 Trotter Drive

Medway, Massachusetts 02053

(fax) (508) 533-5799

with a copy to:

James H. Carll, Esquire

Archer & Greiner, P.C.

One Centennial Square

Haddonfield, NJ 08033

(fax) 856 795-0574

if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

b. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

c. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

d. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

e. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

f. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

g. Entire Agreement. This Agreement and the Warrant and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings.

h. Finders Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction, except for fees payable by the Company to the Placement Agent.

i. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

j. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, executors and administrators and permitted assigns of the parties hereto. With respect to transfers that are not made pursuant to the Registration Statement (or Rule 144 but are otherwise made in accordance with all applicable laws and the terms of this Agreement), the rights and obligations of the Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Shares transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement as if such transferee was the Investor. (For purposes of this Agreement, a “Permitted Transferee” shall mean any Person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (b) receives the Shares in a transaction which is in compliance with the Federal and applicable State securities law, and (c) is a transferee of at least 100,000 shares of Common Stock). Upon any transfer permitted by this Section 6.10, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee was the Investor.

k. Expenses. Each of the Company and the Investors shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

l. Exculpation. Each party to this Agreement acknowledges that Mintz Levin Cohn Ferris Glovsky & Popeo, P.C. represented the Placement Agent in the Offering contemplated by this Agreement and has not represented either the Company or the Investor or any other investor who purchases Shares in the Offering pursuant to a Securities Purchase Agreement in substantially the form hereof.

m. Third Party Rights. Except as explicitly set forth in this Agreement, Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

n. No Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

o. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

CYBEX INTERNATIONAL, INC.

By:
Mr. Arthur W. Hicks, Jr.
Chief Financial Officer

Amount of Subscription
Accepted $

[Signatures of Investors on Following Page]

INVESTOR

(print full legal name of Investor)

By:
(signature of authorized representative)
Name:
Its:
Address:

Telephone:
Email:

Tax I.D. or SSN:

Address where Shares should be sent (if different from above)

NUMBER OF SHARES SUBSCRIBED FOR:

AGGREGATE PURCHASE PRICE:

*	If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3040 of the NASD Conduct Rules.

Name of NASD Member

By:
Name:
Title:

[signature page to Securities Purchase Agreement]